                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 24, 1996



                                     NABI
                              -------------------
            (Exact name of registrant as specified in its charter)


        Delaware                    0-4829-03                  59-1212264
      ------------                 -----------                ------------
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)


   5800 Park of Commerce Boulevard, N.W., Boca Raton, FL              33487
   ------------------------------------------------------            -------
         (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code: (407) 989-5800
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         (Former name or former address, if changed since last report)
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Item 5. Other Events.
        -------------

     "On June 21, 1996, Neozyme II Corporation and NABI announced the halt of their Phase II clinical trial for HyperGAM+\TM\CF (Immune Globulin Intravenous [Human] [Pseudomonas aeruginosa]), for the treatment of severe Pseudomonas lung infections in Cystic Fibrosis patients (CF) because an interim analysis of the data showed no evidence of a reduction of the number of acute pulmonary exacerbations in trial participants.

     After conducting an interim analysis by an independent statistician, Neozyme II and NABI have mutually agreed to discontinue the trial. The companies also noted that the trial protocol was appropriate in all respects and was conducted in the most efficient manner possible.

     The interim analysis included data from approximately 175 enrolled patients who were colonized with mucoid Pseudomonas, and who had a history of serious infections requiring hospitalization. Of these, 116 had completed at least six months of treatment. The data analyzed from this placebo-controlled, double-blind, dose ranging trial demonstrated no trends toward a difference in efficacy between those patients receiving placebo and those patients receiving either a high or low dose of HyperGam+\TM\CF."


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NABI

                                       By: /s/ Alfred J. Fernandez
                                          ---------------------------
                                               Alfred J. Fernandez
                                               Senior Vice President and
                                                Chief Financial Officer

Date: June 24, 1996


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